UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

HSN, Inc.
(Exact name of registrant as specified in charter)

DELAWARE	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 HSN Drive, St. Petersburg, FL 33729
(Address of principal executive offices) (Zip Code)

(727) 872-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On November 28, 2016, HSN, Inc., a Delaware corporation (the “Company”), issued a press release announcing that Rod R. Little will join the Company as Chief Financial Officer of the Company.  It is expected that Mr. Little will join the Company on January 3, 2017. A copy of the related press release is furnished as Exhibit 99.1 to this report.

     Contemporaneously with Mr. Little’s first day of employment  as Chief Financial Officer, Ms. Schmeling will relinquish her role as Chief Financial Officer of the Company and will serve as President of Cornerstone Brands, Inc. and Chief Operating Officer of the Company.

     Mr. Little previously served as Executive Vice President and Chief Financial Officer of Elizabeth Arden, Inc. from April 2014 to November 2016. Prior to joining Elizabeth Arden, Mr. Little spent 17 years with Procter & Gamble where he held numerous positions of increasing responsibility in Procter & Gamble’s divisional and corporate finance organization, ultimately serving as the chief finance officer of their global salon professional division from 2009 until 2014. Mr. Little also served for five years in the United States Air Force prior to joining Procter & Gamble in 1997.

     In connection with his appointment, the Company entered into a letter agreement with Mr. Little to be effective upon commencement of his employment with the Company.  The agreement provides as follows:

  Mr. Little will be paid an annual base salary of $700,000.
  He will be eligible to participate in the Company’s short-term incentive plan with a target bonus of 100% of base salary, and long-term incentive plan with a target bonus of 150% of base salary. Awards under the plans will be based on measures of both corporate financial performance and individual goals and objectives.
  Effective the first of the month following his date of hire, Mr. Little will be granted an award of restricted stock units, or RSUs, equal to 200% of his base salary based on fair value of the Company’s common stock on the grant date, not to exceed 50,000 RSUs. The RSUs will vest in five equal annual installments, with 20% vesting on each of the following anniversaries of the grant date.
  Mr. Little will be eligible for relocation including weekly trips between St. Petersburg and his home during the relocation.
  Mr. Little will also be eligible to participate in the Company’s Named Executive Officer Severance Plan. The plan generally provides for severance benefits in the event of a termination by the Company without Cause or by the Executive for Good Reason (as such terms are defined in the plan).  The Named Executive Officer Severance Plan was previously filed with the Company’s Current Report on Form 8-K dated November 23, 2009 and filed with the U.S. Securities and Exchange Commission on November 24, 2009.

     The Company intends to enter into its standard form of non-compete, non-solicitation, confidentiality and proprietary rights agreement with Mr. Little on substantially the same terms as those entered into with its other executive officers.

     Since January 1, 2016, Mr. Little has not been a participant in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000. However, the Company has purchased inventory from Elizabeth Arden in various arm’s length transactions. There are no family relationships between Mr. Little and any other director or executive officer of the Company.

Item 9.01. Financial Statements and Exhibits.

     99.1     Press Release dated November 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, Inc.

Date: November 28, 2016	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Chief Operating Officer and Chief Financial Officer